                                                                   EXHIBIT 10.18

                           STOCK REPURCHASE AGREEMENT


               This Stock Repurchase Agreement ("Agreement") is entered into as of this 7th day of March, 1997 by and among California Microwave, Inc., a Delaware corporation ("CMI"), California Microwave Navigation System, Inc., a Delaware corporation, Harry F. Eustace, Barbara Eustace, Garber International Associates, and Dr. V. Garber. All of the parties hereto, other than CMI and California Microwave Navigation System, Inc., are collectively referred to herein as the "Shareholders." Harry F. Eustace and Barbara Eustace are collectively referred to herein as the "Eustace Group." Garber International Associates and Dr. V. Garber are collectively referred to herein as the "Garber Group."


                                 R E C I T A L S

               A. CMI, the Shareholders and Cornix Systems entered into that certain Shareholders' Agreement as of the 8th day of March, 1994 (the "Shareholders' Agreement"), pursuant to which, among other things, the parties formed California Microwave Navigation Systems, Inc. and the Shareholders and Cornix Systems purchased shares of Common Stock of California Microwave Navigation Systems, Inc. Cornix Systems subsequently transferred its shares of Common Stock of California Microwave Navigation Systems, Inc. to the Eustace Group. As of the date of this Agreement, the Common Stock of California Microwave Navigation Systems, Inc. (other than shares of Common Stock owned by
CMI) is owned by the Shareholders in the amounts set forth opposite their names on Exhibit A hereto.

               B. The Shareholders desire to sell their shares of Common Stock of California Microwave Navigation Systems, Inc. to CMI and CMI desires to purchase such shares, all on the terms and conditions stated hereinafter.

               NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereby agree as follows:

               1. Certain Definitions. In addition to certain terms defined elsewhere herein, the following defined terms have the meaning stated below:



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


                                                                   EXHIBIT 10.18



                After Tax Cash Flow in any given period prior to the end of Fiscal Year 2000 means the cash receipts of the Company from Ukraine Projects or Non-Ukraine Projects (including, for this purpose, all cash receipts earned by CMI business units other than the Company that are performing services in connection with Ukraine Projects or Non-Ukraine Projects), as applicable, minus the cash payments paid by or on behalf of the Company (including, for this purpose, cash payments made by CMI business units other than the Company that are performing services in connection with Ukraine Projects or Non-Ukraine Projects) with respect to such projects. Cash receipts shall include success fees, interest received in CMI sponsor loans and repayments of CMI sponsor loans or guarantees. Cash payments shall include direct cost expenditures, direct operating expenses, standard overhead, capital expenditures (net of depreciation) of the Company, financing and bonding costs, CMI sponsor loan disbursements, direct material costs, other direct costs of sales and income taxes paid. The parties have agreed that After Tax Cash Flow for the period March 8, 1994 through June 30, 1996 was $(2,080,000). The parties further agreed that the $300,000 TDA Grant, recorded as an offset to expenses in Fiscal Year 1996, shall be considered as part of After Tax Cash Flow from a Ukraine Project. Beginning in Fiscal Year 2001, After Tax Cash Flow shall only include cash receipts from collections of receivables of the Company outstanding at June 30, 2000, cash receipts from loan repayments, cash receipts of interest payments, cash payments of accounts payable at June 30, 2000 and cash payments for associated income taxes; i.e., operating results are excluded. General allocations of CMI or group expenses and goodwill amortization shall not be reflected in calculating After Tax Cash Flow. Guarantees issued by CMI, whether in the form of standby letter of credit, surety bonds or corporate guarantee, shall be treated as CMI sponsor loan disbursements and elimination of such guarantees shall be accounted as CMI sponsor loan repayments. All After Tax Cash Flows of the Company in Fiscal Years 1994, 1995 and 1996 shall be considered as After Tax Cash Flow for Ukraine Projects. Calculation of After Tax Cash Flow shall be made by the controller of CMI, whose determination shall be final.

               Backlog means, at any point in time, the cumulative amount of orders which have not been converted into sales, as determined by the controller of CMI based on the then-current accounting policies of CMI.

               Booked Amount means the amount of new orders which have been added to the Backlog in any given Fiscal Year for Ukraine Projects or Non-Ukraine Projects, as determined by the controller of CMI based on the


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


                                                                   EXHIBIT 10.18



then-current accounting policies of CMI. Bookings shall be recorded in accordance with then-current CMI accounting policies.

               CMI sponsor loans means loans made by CMI to specia purpose entities responsible for completing a Ukraine Project or a Non-Ukraine
Project (or CMI guarantees of loans made by third parties to such entities for such purposes).

               Company means California Microwave Navigation Systems,
Inc., a Delaware corporation, unless and until that corporation or substantially all of its assets are liquidated, sold or merged into CMI, after which Company means the business unit which conducts the business operations formerly conducted by California Microwave Navigation Systems, Inc.

               Eustace Factor means 0.833333 (i.e., 4000 divided by 4800).

               Final Determination Date means the later of June 30, 2000, or the date when all CMI sponsor loans, if any, have been repaid and all CMI sponsor guarantees, if any, have been discharged.

               Fiscal Year means each period commencing July 1 and ending on June 30 of the next calendar year. CMI's 1997 Fiscal Year ends June 30, 1997.

               Garber Factor means 0.166667 (i.e., 800 divided by 4800).

               Non-Ukraine Projects means all projects of the Company other than Ukraine Projects.

               Operating Profit in any given period means the gross margin of the Company from Ukraine Projects or Non-Ukraine Projects (including, for this purpose, all gross margin earned by CMI business units other than the Companies that are performing services in connection with Ukraine or non-Ukraine
Projects) plus success fee receipts (such as the Rockwell success fee) minus the operating expenses (direct cost expenditures, direct operating expenses, standard overhead, direct material costs and other direct costs of sale) of the Company. Operating Profit shall exclude interest income and expense and non-recurring revenues (e.g., revenues from the sale of a product line). Insurance and other employee benefits provided to the Company by CMI and letter of credit charges shall be charged to the Company on the same


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


                                                                   EXHIBIT 10.18



basis as is applicable to other subsidiaries of CMI, provided that there shall be no allocation of general and administrative expenses of CMI to the Company. Calculation of Operating Profit shall be made by the controller of CMI, whose determination shall be final.

               Ukraine Projects means any project in the Country of Ukraine booked by the Company.

               2. Acquisition of Shares of the Eustace Group. Subject to the terms and conditions stated in this Agreement, at the Closing CMI shall purchase from the Eustace Group, and the Eustace Group shall sell to CMI, all of the outstanding shares, options or warrants or other rights to acquire shares of Common Stock of the Company owned of record or beneficially by the Eustace Group. The purchase price shall be one dollar per share plus the contingent payments provided for in Section 2(a) herein.

                  (a) Subject to the provisions of Sections 2(c) and 4(c) below, CMI shall pay the Eustace Group contingent payments equal, in the aggregate, to the amount determined by the following formula:

                      PAYMENT      =       Eustace Factor x ((0.25 x After Tax
                                           Cash Flow from Non-Ukraine Projects)
                                           + (0.1625 x After Tax Cash Flow from
                                           Ukraine Projects)).

                  (b) Subject to the provisions of Section 4(c) below, CMI shall pay the Eustace Group the following advance payments:

                      i) for each of CMI's Fiscal Years 1997, 1998 or 1999, the amount determined by the following formula:

                      PAYMENT      =       Eustace Factor X ((0.02 X Booked
                                           Amount for Non-Ukraine Projects
                                           booked in that Fiscal Year) + (0.012
                                           X Booked Amount for Ukraine Projects
                                           booked in that Fiscal Year)).

               Of each amount payable under this subsection, 50% shall be paid in cash by the end of the month following the month in which the particular project was booked and the remainder shall be paid in cash within sixty days following the end of the CMI Fiscal Year in which the particular project was booked.


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


                                                                   EXHIBIT 10.18




                      ii) for each of CMI's Fiscal Years 1997, 1998, 1999
               and 2000, the amount determined by the following formula:

                      PAYMENT      =       Eustace Factor X ((0.06 X Operating
                                           Profit for Non-Ukraine Projects in
                                           that Fiscal Year) + (0.038 X
                                           Operating Profit for Ukraine Projects
                                           in that Fiscal Year)).

               Of each amount payable under this subsection for each respective CMI Fiscal Year, 50% shall be paid in cash within sixty days after the end of such Fiscal Year and the remainder of each such amount shall be paid in cash within sixty days following the end of the following CMI Fiscal Year, together with 8% simple interest on such latter amount.

                      iii) for each Fiscal Year up to and including the
               Fiscal Year ending on the Final Determination Date, the amount determined by CMI's controller at the end of each Fiscal Year to be payable with respect to such Fiscal Year using the following formula:

                      PAYMENT       =      (Eustace Factor X ((0.25 X A) +
                                           (0.1625 X B))) - C, where

                      A = the cumulative After Tax Cash Flow for Non-Ukraine Projects through the end of the relevant Fiscal Year, plus X.

                      B = the sum of $300,000 plus the cumulative After Tax Cash Flow for Ukraine Projects through the end of the relevant Fiscal Year, plus Y.

                      C = the cumulative amount advanced to the Eustace Group through the end of such Fiscal Year pursuant to subsections 2(b) i) and ii) above and this subsection 2(b)
                      iii), after giving effect to any payments required to be made by CMI (but not yet made) for such Fiscal Year pursuant to subsections 2(b) i) and ii), but prior to giving effect to any payment required to be made by CMI for the current Fiscal Year pursuant to this subsection 2(b) iii).



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


                                                                   EXHIBIT 10.18



                      X = 0.0 during Fiscal Years 1997, 1998 and 1999. Beginning in Fiscal Year 2000, X = 0.06 times Backlog for Non-Ukraine Projects as of June 30, 2000.

                      Y = 0.0 during Fiscal Years 1997, 1998 and 1999. Beginning in Fiscal Year 2000, Y =0.039 times Backlog for Ukraine Projects as of June 30, 2000.

               Amounts payable under this subsection for each respective CMI Fiscal Year shall be paid in cash or CMI Common Stock within sixty days after the end of such Fiscal Year. If, as of the end of any Fiscal Year the amount determined to be the amount payable under this subsection would be a negative number, no payment shall be made under this subsection iii) in respect of such Fiscal Year. All advance payments made by CMI under this Section 2(b) shall be credited against the aggregate amount required to be paid by CMI pursuant to Section 2(a).

                  (c) Each member of the Eustace Group agrees that CMI may offset any advance payment otherwise required to be made under Section 2 against any amount due under the existing promissory notes in favor of CMI, until such notes have been repaid in full. Each member of the Eustace Group agrees that, upon termination of this Agreement, CMI's controller shall calculate the aggregate amount payable under Section 2(a) and the Eustace Group shall promptly repay CMI on demand the excess, if any, of the amount previously advanced to the Eustace Group under Section 2(b) over the aggregate amount payable under Section 2(a).

               3. Acquisition of Shares of the Garber Group. Subject to the terms and conditions stated in this Agreement, at the Closing CMI shall purchase from the Garber Group, and the Garber Group shall sell to CMI, all of the outstanding shares, options or warrants or other rights to acquire shares of Common Stock of the Company owned of record or beneficially by the Garber Group. The purchase price shall be one dollar per share plus the contingent payments provided for in Section 3(a) herein. Of the contingent payments, 62.5% shall be allocated to Garber International Associates and the remaining 37.5% of the contingent payments shall be allocated to Dr. V. Garber.



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


                                                                   EXHIBIT 10.18



                  (a) Subject to the provisions of Section 4(c) below, CMI shall pay the Garber Group contingent payments equal, in the aggregate, to the amount determined by the following formula:

                      PAYMENT      =       Garber Factor X ((0.25 X After Tax
                                           Cash Flow from Non-Ukraine Projects)
                                           + (0.1625 X After Tax Cash Flow from
                                           Ukraine Projects)) + (0.0875 X After
                                           Tax Cash Flow from Ukraine Projects).

                  (b) Subject to the provisions of Sections 3(c) and 4(c) below, CMI shall pay the Garber Group the following advance payments:

                        i) for each of CMI's Fiscal Years 1997, 1998 or 1999,
               the amount determined by the following formula:

                      PAYMENT      =       Garber Factor X ((0.02 X Booked
                                           Amount for Non-Ukraine Projects
                                           booked in that Fiscal Year) + (0.012
                                           X Booked Amount for Ukraine Projects
                                           booked in that Fiscal Year)) + (0.008
                                           X Booked Amount for Ukraine Projects
                                           booked in that Fiscal Year).

               Of each amount payable under this subsection, 50% shall be paid in cash by the end of the month following the month in which the particular project was booked and the remainder shall be paid in cash within sixty days following the end of the CMI Fiscal Year in which the particular project was booked.

                        ii) for each of CMI's Fiscal Years 1997, 1998, 1999
               and 2000, the amount determined by the following formula:

                      PAYMENT      =       Garber Factor X ((0.06 X Operating
                                           Profit for Non-Ukraine Projects in
                                           that Fiscal Year) + (0.038 X
                                           Operating Profit for Ukraine Projects
                                           in that Fiscal Year)) + (0.022 X
                                           Operating Profit for Ukraine Projects
                                           in that Fiscal Year).

               Of each amount payable under this subsection for each respective CMI Fiscal Year, 50% shall be paid in cash within sixty days after

                                                                   EXHIBIT 10.18



               the end of such Fiscal Year and the remainder of each such amount shall be paid in cash within sixty days following the end of the following CMI Fiscal Year, together with 8% simple interest on such latter amount.

                        iii) for each Fiscal Year up to and including the
               Fiscal Year ending on the Final Determination Date, the amount determined by CMI's controller at the end of each Fiscal Year to be payable with respect to such Fiscal Year using the following formula:

                      PAYMENT       =      (Garber Factor X ((0.25 X A) +
                                           (0.1625 X B))) + (0.0875 X C) - D,
                                           where

                      A = the cumulative After Tax Cash Flow for Non-Ukraine Projects through the end of the relevant Fiscal Year, plus X.

                      B = the sum of $300,000 plus the cumulative After Tax Cash Flow for Ukraine Projects through the end of the relevant Fiscal Year, plus Y.

                      C = the sum of $300,000 plus the cumulative After Tax Cash Flow for Ukraine Projects through the end of the relevant Fiscal Year, plus Z.

                      D = the cumulative amounts advanced to the Garber Group through the end of such Fiscal Year pursuant to subsections 3(b) i) and ii) above and this subsection 3(b)
                      iii), after giving effect to any payments required to be made by CMI for such Fiscal Year pursuant to subsections 3(b) i) and ii) but not yet paid, but prior to giving effect to any payment required to be made by CMI for the current Fiscal Year pursuant to this subsection 3(b) iii).

                      X = 0.0 during Fiscal Years 1997, 1998 and 1999. Beginning in Fiscal Year 2000, X = 0.06 times Backlog for Non-Ukraine Projects as of June 30, 2000.



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


                                                                   EXHIBIT 10.18



                      Y = 0.0 during Fiscal Years 1997, 1998 and 1999. Beginning in Fiscal Year 2000, Y = 0.039 times Backlog for Ukraine Projects as of June 30, 2000.

                      Z = 0.0 during Fiscal Years 1997, 1998 and 1999. Beginning in Fiscal Year 2000, Z = 0.021 times Backlog for Ukraine Projects as of June 30, 2000.

               Amounts payable under this subsection for each respective CMI Fiscal Year shall be paid in cash or CMI Common Stock within sixty days after the end of such Fiscal Year. If, as of the end of any Fiscal Year the amount determined to be the amount payable under this subsection would be a negative number, no payment shall be made under this subsection iii) in respect of such Fiscal Year. All advance payments made under this Section 3(b) shall be credited against the aggregate amount required to be paid by CMI pursuant to Section 3(a).

                   (c) Each member of the Garber Group agrees that CMI may offset any advance payment otherwise required to be made under Section 3 against any amount due under the existing promissory notes in favor of CMI, until such notes have been repaid in full. Each member of the Garber Group agrees that, upon termination of this Agreement, CMI's controller shall calculate the aggregate amount payable under Section 3(a) and the Garber Group shall promptly repay CMI on demand the excess, if any, of the aggregate amount previously advanced to the Garber Group under Section 3(b) over the amount payable under Section 3(a).

               4. Certain Matters Applicable to the Stock Repurchases and Payments. For purposes of Sections 2 and 3 above:

                  (a) After Tax Cash Flow, Operating Profit and Backlog shall be determined in accordance with generally accepted accounting principles and CMI accounting policies by CMI's controller. The $267,000 advanced by CMI prior to March 8, 1994, shall be disregarded in making the calculations under the formulas contained in this Agreement. The Company shall keep accounting records sufficient to calculate bookings, Backlog, sales, expenses, After Tax Cash Flow and Operating Profit for Ukraine Projects and Non-Ukraine Projects. All operations of the


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


                                                                   EXHIBIT 10.18



        Company through the end of Fiscal Year 1996 shall be attributed to Ukraine Projects.

                  (b) With respect to payments required to be made under Sections 2(b)iii) and 3(b)iii), CMI has the right to make payment in cash or in CMI Common Shares or in a combination of cash and CMI Common Shares. If CMI uses CMI Common Shares, the value of such shares shall be the average closing sales price for CMI Common Shares in the Nasdaq National Market as reported in the Wall Street Journal (or if listed, the closing sales price on the largest exchange on which CMI Common Shares are listed) for the ten (10) trading days immediately succeeding the date of the event giving rise to the required payment. The CMI Common Shares to be so used shall, within four months of delivery, be covered by an effective registration statement on form S-1, S- 3 or S-4 (or other equivalent forms) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. No fractional CMI Common Shares shall be issued; any fractional interest shall be rounded off to the nearest whole share.

                  (c) Notwithstanding anything in this Agreement to the contrary, CMI's obligation to make any further payments to the Eustace Group under Section 2 hereof shall terminate under the circumstances provided in Section 12. Similarly, and notwithstanding anything in this Agreement to the contrary, CMI's obligation to make any further payments to the Garber Group under Section 3 hereof shall terminate under the circumstances provided in Section 12. There shall be no payments made under Section 2 or Section 3 with respect to orders which are booked after the date of termination of this Agreement, but termination shall not affect any rights to payment with respect to orders booked before termination. Any dispute over whether CMI's obligation to make such payments has been properly terminated shall be submitted to and determined by binding arbitration pursuant to Section 17 below.

                  (d) Sample calculations of potential contingent payments and advances under Sections 2 and 3 are attached as Exhibit B. These samples are merely illustrative and do not constitute projections or likely scenarios. No party makes any representation or warranty whatsoever to any other party about the validity of the samples or the likelihood that actual results will resemble the samples.



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


                                                                   EXHIBIT 10.18



               5. Closing and Closing Procedure. The closing of the transaction contemplated by this Agreement shall take place at the corporate headquarters of CMI, or at such other place as is agreed to by the parties, on March 14, 1997, at 10:00 a.m. The date and time of the closing are herein called the "Closing Date." At the closing on the Closing Date:

                  (a) Each Shareholder shall deliver to CMI stock certificates of the Company owned by such Shareholder as indicated on Exhibit A, duly endorsed for transfer and blank; and

                  (b) CMI shall deliver to each Shareholder $1 for each share of Common Stock of the Company sold to CMI pursuant to this Agreement.

               6. Representations and Warranties of CMI. CMI represents and warrants that the following facts and circumstances are, and, as at the Closing Date shall be, true and correct and acknowledges that such facts and circumstances constitute the basis upon which the Shareholders are induced to enter into this Agreement:

                  (a) Organization, Standing, Etc. CMI is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to carry on its business, to enter into this Agreement, to loan money as contemplated hereby, and to carry out the provisions hereof.

                  (b) Authorization. All corporate action on the part of CMI necessary for the performance of its obligations hereunder has been taken. This Agreement is a valid and binding obligation of CMI, enforceable against it in accordance with its terms.

               7. Representations and Warranties of Shareholders. Each Shareholder represents and warrants that the following facts and circumstances are, and, as at the Closing Date shall be, true and correct and acknowledges that such facts and circumstances constitute the basis upon which CMI is induced to enter into this Agreement:

                  (a) Shares. The number of shares of Common Stock of the Company set forth opposite such Shareholder's name on Exhibit A are owned of record and beneficially by such Shareholder free and clear of any and all covenants, conditions, restrictions, voting trust arrangements,

                                                                   EXHIBIT 10.18



        liens, pledges, charges, claims, encumbrances, options and rights whatsoever. Upon the Closing, CMI shall own, of record and beneficially, all of such shares of Common Stock, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, liens, pledges, charges, claims, encumbrances, options and rights whatsoever.

                  (b) Authorization. This Agreement is a valid and binding obligation of such Shareholder, enforceable in accordance with its terms.

                  (c) Independent Decision. CMI has made no representations or warranties whatsoever as to the legal, financial or tax consequences to the Shareholder arising from or in connection with this Agreement. Such Shareholder has consulted with his own attorneys and financial and tax advisors and independently decided to enter into this Agreement.

               8. Covenants of the Shareholders. Each Shareholder agrees that prior to the Final Determination Date or December 31, 2001, whichever is later:

                  (a) Such Shareholder shall not, in the geographic areas where the Company does business or plans to do business, on behalf of other than the Company or CMI (or its subsidiaries), engage or be interested, directly or indirectly, for himself or herself or for any other person, as principal, agent, employer, employee, officer, director, partner, salesman, supervisor, consultant or otherwise, in any business or activity which is competitive with the principal business conducted by the Company, namely, manufacturing and selling equipment for airways modernization and vessel traffic navigation. The provisions of this paragraph (a) shall expire as to the Eustace Group if the active involvement in the business of the Company of Harry F. Eustace is terminated other than for cause (as defined hereinafter). Similarly, the provisions of this paragraph (a) shall expire as to the Garber Group if the active involvement in the business of the Company of Dr. V. Garber is terminated other than for cause (as defined hereinafter).

                  (b) All trade secrets, confidential or proprietary information with respect to products, plans, marketing, and internal business and financial matters (collectively "Trade Secrets") which were learned by him or her in the course of his or her involvement with the Company or CMI, and any other Trade Secrets received, developed or learned in the course


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


                                                                   EXHIBIT 10.18



        of such employment, or received, developed or learned hereafter in the course of his or her future employment by or in association with the Company or CMI (or its subsidiaries) shall be treated as confidential and shall never be disclosed, other than as expressly authorized by CMI or the Company, or if the same become generally available to the public otherwise than by disclosure by him or her.

                  (c) He or she shall not induce any person who is an employee of CMI (or its subsidiaries) or the Company on this date or who shall become or continue as an employee of the Company or CMI (or its subsidiaries) hereafter to leave said employ for the period of this Covenant.

Each Shareholder acknowledges that the remedy at law for any breach of this Covenant is inadequate and CMI and the Company shall be entitled to injunctive relief. This Covenant may be assigned by CMI to, or devolve upon, any successor in interest to all or substantially all of its business and assets. It is the intent of the parties hereto that in the event one or more provisions, or any part thereof of this Covenant shall be held unenforceable for any reason, this Covenant shall be construed to the maximum extent permitted by law in a manner consistent with the intent of the parties as herein expressed.

               9. No Brokerage Fee. No party to this Agreement has committed or agreed on behalf of itself or himself, or any other party hereto, to pay any brokerage or finder's fees or commissions. Each party hereto agrees to indemnify and hold the other parties hereto harmless against and in respect of any obligations or liabilities such party may have incurred, contingent or otherwise, for brokerage or finders' fees or agents commissions or other like payment in connection with this Agreement or the transactions contemplated hereby.

               10. Expenses. CMI, the Company, the Garber Group and the Eustace Group shall pay all their own respective expenses in connection herewith, including, without limiting the foregoing, legal and accounting fees.

               11. Survival of Representations and Warranties. All representations, warranties, and agreements contained herein or made in writing by or on behalf of any of the parties in connection with the transaction contemplated hereby shall survive the execution and delivery of this


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


                                                                   EXHIBIT 10.18



Agreement, any investigation at any time made by or on behalf of any party, and the closing of the transaction contemplated hereby.

               12. Termination.

                  (a) CMI may terminate all of its obligations under this Agreement effective upon written notice at any time from and after the occurrence of either of the following: (i) the Company fails to have Booked Amounts of an aggregate of $10,000,000 or more on or before June 30, 1997; or (ii) Backlog falls below $500,000 at any time from and after July 1, 1998. Upon termination pursuant to this paragraph (a), there shall be no further payments under either Section 2 or Section 3 of this Agreement.

                  (b) CMI may terminate its obligations to the Eustace Group under this Agreement effective upon written notice if Harry F. Eustace's active involvement in the business of the Company (as an employee or consultant) is terminated by the Company (or CMI) "for cause." Upon termination pursuant to this paragraph (b), there shall be no further payments under Section 2 of this Agreement.

                  (c) CMI may terminate its obligations to the Garber Group under this Agreement effective upon written notice if Dr. V. Garber's active involvement in the business of the Company (as an employee or consultant) is terminated by the Company (or CMI) "for cause." Upon termination pursuant to this paragraph (b), there shall be no further payments under Section 3 of this Agreement.

                  (d) For purposes of this Agreement, the following shall constitute grounds to terminate the active involvement in the business of the Company of Mr. Eustace or Dr. Garber, as the case may be, "for cause":

                        i) his death, disability for 90 or more days, or
               voluntary resignation as an employee or a consultant;

                        ii) his failure, refusal or neglect to perform his
               duties or obligations to the Company or CMI, provided he is given written notice of intent to terminate and fails to cure the same within 30 days after such written notice is given;


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


                                                                   EXHIBIT 10.18




                        iii) his gross negligence in the performance of his
               duties to the Company or CMI in a manner which is materially adverse, monetarily or otherwise, to CMI or its subsidiaries or affiliates;

                        iv) a finding by a court or other governmental body
               that one or more of his acts constituted a felony or other crime involving theft, fraud or dishonesty under the laws of the United States, any state thereof or any other country;

                        v) his violation of any law or regulation, or his
               engaging in dishonesty intended to cause personal enrichment at the expense of CMI or its subsidiaries, and in either case a good faith determination by CMI that his continued involvement in the business of the Company would be seriously detrimental to the company or CMI and its business or reputation; or

                        vi) his material breach of any provision of Section 8.

        If there is a dispute about whether a termination "for cause" is proper or improper and the parties fail to resolve the dispute, either involved party may submit the matter to binding arbitration pursuant to Section 17.

                  (e) CMI covenants that until the earliest to occur of (i) the Final Determination Date, (ii) the date on which Backlog of the Company falls below $250,000, or (iii) the date, if any, on which the active involvement of Harry F. Eustace or Dr. V. Garber, as the case may be, has been terminated "for cause," CMI may not terminate the rights of the Eustace Group or Garber Group, respectively, to additional payments provided for in Sections 2 and 3 above, as the case may be. However, and notwithstanding anything to the contrary, the Company or CMI may terminate the active involvement in the business of the Company of Mr. Eustace, Dr. Garber or both, without cause; provided that, and in either such event, termination would not affect the rights of the Eustace Group or Garber Group, respectively, to the additional payments provided for in Sections 2 and 3 above, as the case may be.

              13. Notices. All notices, requests, demands and other communications which are required to be given or which may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered or mailed, first class mail, postage prepaid:

                                                                   EXHIBIT 10.18




                  (a) if to Harry F. Eustace or the Eustace Group, to Harry F. Eustace, 2809 Northglade Street, N.W., Washington, D.C. 20016;

                  (b) if to Dr. V. Garber or the Garber Group, to Dr. F. V. Garber, 1800 Diagonal Road, Suite 510, Alexandria, VA 22314;

                  (c) if to CMI, to the attention of President, Government Group, California Microwave, Inc., 555 Twin Dolphin Drive, Redwood City, CA 94065; or

                  (d) to such other address as any other party shall have specified by notice in writing to the other party.

               14. Entire Agreement. This writing contains the entire agreement of the parties hereto and expressly supersedes the Shareholders' Agreement, the terms of which are hereby terminated and extinguished. This Agreement may not be modified, altered or changed in any manner whatsoever, except by a written agreement signed by the parties hereto.

               15. Binding Effect, Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns; nothing in this Agreement, expressed or implied, is intended to confer on any other person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reasons of this Agreement.

               16. Assignability. Notwithstanding anything in Section 15 above to the contrary, this Agreement shall not be assignable by any party hereto without the prior written consent of the other parties, provided that this Agreement shall be assignable to any person or entity that acquires substantially all of the assets of CMI, the Government Group of CMI or the Company.

               17. Arbitration. Any dispute, controversy or claim between the parties arising out of or in connection with Section 4(c) or Section 12 of this Agreement which the parties fail to resolve by negotiation shall be resolved in accordance with the provisions of this Section 17. Any party may demand, by written notice to the other parties, that any covered dispute be submitted to arbitration conducted according to the provisions of this Section. If the parties mutually agree upon one or more individual(s) to arbitrate the dispute, such

                                                                   EXHIBIT 10.18



individuals shall arbitrate the dispute. If the parties mutually agree upon the rules for conducting the arbitration, such rules shall govern the arbitration. If, however, the parties cannot agree upon the identity of the arbitrators and/or the rules for conducting the arbitration within fifteen (15) days after the notice demanding arbitration, either parties may request the American Arbitration Association (the "AAA"), to appoint, on an expedited basis, an arbitrator who shall have substantial experience as an arbitrator, be experienced in the subject matter of the dispute and be able to commence the arbitration proceedings (with at least an initial hearing), according to the requirements of this Section and other complimentary rules of the American Arbitration Association, within thirty (30) days after appointment. The parties shall exchange demands for relief and responses thereto, and may serve their requests for production of documents pursuant to the Uniform Arbitration Act, prior to the initial hearing. The arbitration proceedings shall be completed within thirty (30) days after the initial hearing and the arbitrator's decision shall be provided to the parties within thirty (30) days thereafter. The decision of the arbitrator shall be final and binding provided such decision is set forth in a writing by the arbitrator which recites the decision and all findings and orders relative to the implementation thereof including, without limitation, the amount and/or nature of any awards and the allocation of responsibility among the parties to pay the AAA fees and the fees of the attorneys and other professionals incurred by the parties, in accordance with this Section. The arbitrator's decision may be enforced by any court of competent jurisdiction. The place of arbitration shall be San Francisco, California.

               18. Paragraph and Other Headings. The paragraph and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

               19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

               20. California Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of California.

                                                                   EXHIBIT 10.18






                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

                                                                   EXHIBIT 10.18



               21. Attorneys Fees. In the event of any dispute under this Agreement, the prevailing party shall be entitled to recovery of reasonable attorneys fees.

               IN WITNESS WHEREOF, this Agreement was executed as of the date first above written.

                                      CALIFORNIA MICROWAVE, INC.


                                      By:_____________________________
                                      Title:__________________________


                                      CALIFORNIA MICROWAVE
                                      NAVIGATION SYSTEMS, INC.


                                      By:_____________________________
                                      Title:__________________________


                                      GARBER INTERNATIONAL
                                      ASSOCIATES


                                      By:_____________________________
                                      Title:__________________________



                                      ________________________________
                                             HARRY F. EUSTACE



                                      ________________________________
                                              BARBARA EUSTACE



                                      ________________________________
                                               DR. V. GARBER

                                                                   EXHIBIT 10.18




                                    EXHIBIT A



           Name                                             Shares
           ----                                             ------



Harry F. Eustace and Barbara Eustace                        4,000

Garber International Associates                               500

Dr. V. Garber                                                 300

                                                                   EXHIBIT 10.18

                                    EXHIBIT B
                                  (Page 1 of 2)

                           EXAMPLE - UKRAINE PROJECTS


($Millions)

                                       FY96       FY97       FY98       FY99      FY00       FY01      FY02      TOTAL
                                       ----       ----       ----       ----      ----       ----      ----      -----
UKRAINE PROJECTS
----------------
BOOKINGS                                         22.00       0.00       0.00      0.00                          22.00

ENDING BACKLOG                                   22.00      10.00       0.00      0.00

SALES                                             0.00      12.00      10.00      0.00                          22.00

GROSS MARGIN                                      0.00       3.00       2.50      0.00                           5.50

EXPENSES                              -2.00      -0.63      -0.60      -0.60      0.00                          -3.83

SUCCESS FEES                                      1.60       0.00       0.00      0.00                           1.60
                                                 -----      -----      -----     -----                           ----

OPERATING PROFIT                      -2.00       0.97       2.40       1.90      0.00      0.00                 3.27



SPONSOR LOAN                                               -4.00      -4.00       2.00      3.00       3.00      0.00

INTEREST INCOME                                             0.00       0.00       0.85      0.63       1.32      2.80
                                                           -----      -----      -----     -----      -----      ----

PRETAX PROFIT                         -2.00       0.97     -1.60      -2.1        2.85      3.63       4.32      6.07

CUMM PRETAX                           -2.00      -1.03     -2.63      -4.73      -1.88      1.75       6.07

TAX PAYMENTS                                                                                0.61       1.51      2.12



NET ASSETS                             0.08       1.65      2.60       1.00       0.00      0.00       0.00

CASH FLOW                             -2.08      -0.60     -2.55      -0.50       3.85      3.02       2.81      3.95

CUMM CASH FLOW                                   -2.68     -5.23      -5.73      -1.88      1.14       3.95


                                                           PAYMENTS EARNED


                                       FY96       FY97       FY98       FY99      FY00       FY01      FY02      TOTAL
                                       ----       ----       ----       ----      ----       ----      ----      -----
2b[i] Eustace                                    0.220      0.000      0.000                                     0.220

3b[i] Garber                                     0.220      0.000      0.000                                     0.220



2b[ii] Eustace                                   0.031      0.076      0.060     0.000                           0.167

3b[ii] Garber                                    0.027      0.068      0.054     0.000                           0.149



2b[iii] Eustace                                                                                         0.147    0.147

3b[iii] Garber                                                                                          0.083    0.083
                                                                                                        -----    -----

        Year Total                               0.498      0.144      0.114     0.000      0.000       0.230    0.986



TOTAL EUSTACE                                    0.251      0.076      0.060     0.000      0.000       0.147    0.534

TOTAL GARBER                                     0.247      0.068      0.054     0.000      0.000       0.083    0.452


                                                                   EXHIBIT 10.18


                                    EXHIBIT B
                                  (Page 2 of 2)

                         EXAMPLE - NON-UKRAINE PROJECTS

($Millions)

                                       FY96       FY97       FY98       FY99      FY00       FY01      TOTAL
                                       ----       ----       ----       ----      ----       ----      -----
NON-UKRAINE
PROJECTS
-----------
BOOKINGS                                          2.00      8.00      10.00      12.00                 32.00

ENDING BACKLOG                                    0.00      5.00       7.00       9.00

SALES                                             2.00      3.00       8.00      10.00                 23.00

GROSS MARGIN                                      0.50      0.75       2.00       2.50                  5.75

EXPENSES                                         -0.15     -0.55      -0.70      -1.20                 -2.60

SUCCESS FEES                                      0.00      0.00       0.00       0.00                  0.00
                                                 -----     -----      -----      -----                  ----

OPERATING PROFIT                                  0.35      0.20       1.30       1.30                  3.15



SPONSOR LOAN                                      0.00      0.00       0.00       0.00       0.00       0.00

INTEREST INCOME                                             0.00       0.00       0.00       0.00       0.00
                                                          ------     ------     ------      -----       ----

PRETAX PROFIT                                     0.35      0.20       1.30       1.30       0.00       3.15

CUMM PRETAX                                       0.35      0.55       1.85       3.15       3.15

TAX PAYMENTS                                      0.12      0.07       0.46       0.46       0.00       1.10



NET ASSETS                           0.00         1.50      1.30       2.60       1.00       0.00

CASH FLOW                            0.00        -1.27      0.33      -0.46       2.45       1.00       2.05

CUMM CASH FLOW                                   -1.27     -0.94      -1.40       1.05       2.05

CCF + 6% BACKLOG                                                                             2.59

                                                        PAYMENTS EARNED


                                       FY96       FY97       FY98       FY99      FY00       FY01      TOTAL
                                       ----       ----       ----       ----      ----       ----      -----
2b[i] Eustace                                    0.033      0.133      0.167                           0.333

3b[i] Garber                                     0.007      0.027      0.033                           0.067



2b[ii] Eustace                                   0.017      0.010      0.065     0.065                 0.157

3b[ii] Garber                                    0.004      0.002      0.013     0.013                 0.032



2b[iii] Eustace                                                                             0.048      0.048

3b[iii] Garber                                                                              0.010      0.010
                                                                                            -----      -----

        Year Total                               0.061      0.172      0.278     0.078      0.058      0.647



TOTAL EUSTACE                                    0.051      0.143      0.232     0.065      0.048      0.539

TOTAL GARBER                                     0.010      0.029      0.046     0.013      0.010      0.108